As filed with the Securities and Exchange Commission on August 20, 2020

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TANZANIAN GOLD CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

#202, 5226 Larch Street

Vancouver, British Columbia

Canada V6M 4E1

Telephone: 844-364-1830

(Address and telephone number of Registrant’s principal executive offices)

James Sinclair

Executive Chairman

Tanzanian Gold Corporation

#202, 5226 Larch Street

Vancouver, British Columbia

Canada V6M 4E1

Telephone: 844-364-1830

Facsimile: 860.799.0350

(Name, address and telephone number of agent for service)

Copy to:

Daniel B. Eng

Lewis Brisbois Bisgaard & Smith LLP

333 Bush Street, Suite 1100

San Francisco, CA 94104

Telephone: (415) 262-8508

Facsimile: (415) 434-0882

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (2)	Aggregate maximum offering price (2)	Amount of registration fee (2)
Common shares, without par value (underlying the Tranche A convertible debentures)	21,000,000	$0.89	$18,690,000.00	$2,425.96
Common shares, without par value (underlying warrants)	3,002,037	0.89	2,671,812.93	346.80
TOTAL:	24,002,037	$0.89	$21,361,812.93	$2,772.76

(1)	Common shares that may be offered pursuant to this registration statement consist of shares that may be issuable upon conversion of Tranche A convertible debentures and exercise of warrants issued in a private placement completed in July 22, 2020 and issuable in the future. For purposes of estimating the number of common shares to be included in this registration statement, we included 24,002,037 shares, representing a contractual number of common shares to be registered upon conversion of the outstanding convertible debentures and exercisable upon the exercise of warrants issued pursuant to that certain Securities Purchase Agreement dated as of July 22, 2020 (without regard to any limitations on conversion). Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2)	The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), using the closing price of $0.89 by the NYSE American on August 17, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be resold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED AUGUST 20, 2020

Issuance of up to 24,002,037 Common shares upon the Conversion of Tranche A Convertible Debentures and Exercise of Warrants

This prospectus relates to the offer and sale, from time to time, of up to 24,002,037 common shares of Tanzanian Gold Corporation (the “Company”, “we”, “us’ and “our”) by the shareholders named in the section of this prospectus entitled “Selling Shareholders”. The common shares being offered by the selling shareholders may be issued upon the conversion of Tranche A convertible debentures issued pursuant to a securities purchase agreement that we entered into with the selling shareholders on July 22, 2020 (the “Securities Purchase Agreement”), and upon exercise of the warrants issued to the selling shareholders in connection with the Securities Purchase Agreement (“Warrants”).

We are not selling any common shares in this offering, and we will not receive any proceeds from the sale of shares by the selling shareholders.

Our common shares are listed on the NYSE American under the symbol “TRX” and on the Toronto Stock Exchange (TSE”) under the symbol “TNX.” On August ___, 2020, the last reported sale price of our common shares on the NYSE American was $________ per share, and on August ___, 2020, we had 197,462,832 common shares outstanding. Reference to dollars shall mean United States dollars unless otherwise indicated.

The Selling Shareholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August __, 2020.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect our current view about future plans, intentions or expectations. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus under the caption “Risk Factors” and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus under the caption “Risk Factors” and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports, in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING
ESTIMATE OF MEASURED AND INDICATED MINERAL RESOURCES

As an Alberta corporation, Tanzanian Gold Corporation, formerly Tanzanian Royalty Exploration Corporation (the “Company”), is subject to certain rules and regulations issued by Canadian Securities Administrators. The Company files an Annual Report on Form 20-F as its Annual Information Form (“AIF”) with the British Columbia, Alberta and Ontario Securities Commissions via the System for Electronic Document Analysis and Retrieval (“SEDAR”). Under the filing requirements for an AIF, the Company is required to provide detailed information regarding its properties including mineralization, drilling, sampling and analysis, security of samples, and mineral resource and mineral reserve estimates, if any. Further, the Company may describe its properties utilizing terminology such as “Proven Mineral Reserve” or “Probable Mineral Reserve” or “Measured Mineral Resources,” “Indicated Mineral Resources” and “Inferred Mineral Resources” that are permitted by Canadian securities regulations.

United States investors are cautioned not to assume that any part of the mineral deposits, if any, in the “Proven Mineral Reserve” or “Probable Mineral Reserve” or “Measured Mineral Resources,” “Indicated Mineral Resources” and “Inferred Mineral Resources” categories will ever be converted into reserves. Further, these terms are not defined terms under SEC Industry Guide 7 and are not permitted to be used in reports and registration statements filed with the SEC. The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. Under SEC Industry Guide 7, as interpreted by the staff of the SEC, mineralization may not be classified as a “reserve” for United States reporting purposes unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC guidelines. In addition, NI 43-101 permits disclosure of “contained ounces” of mineralization. In contrast, the SEC staff only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

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United States investors are cautioned not to assume that any part or all of the mineral deposits identified as an “indicated mineral resource,” “measured mineral resource” or “inferred mineral resource” will ever be converted to reserves as defined in SEC Industry Guide 7. Further, “inferred mineral resources” have a great amount of uncertainty as to their existence and economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities legislation, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, or economic studies. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.

For clarification, the Company has no properties that contain “Proven (Measured) Reserves” or “Probable (Indicated) Reserves” as defined by SEC securities regulations.

ABOUT THIS PROSPECTUS

You should read this prospectus together with the documents incorporated by reference in this prospectus before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”. You should rely only on the information contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

The offer and sale of the securities covered by this prospectus is not being made in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates thereof.

In this prospectus, “we,” “us,” “our,” “the Company,” and “Tanzanian” refer to Tanzanian Gold Corporation and its subsidiaries, unless the context otherwise requires.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents, we incorporate by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 8, as well as the other documents that we incorporate by reference into this prospectus including our financial statements and the exhibits to the registration statement of which this prospectus is a part.

Our Company

Tanzanian Gold Corporation, formerly Tanzanian Royalty Exploration Corporation, was originally incorporated under the name “424547 Alberta Ltd.” in the Province of Alberta on July 5, 1990, under the Business Corporations Act (Alberta). The name was changed to “Tan Range Exploration Corporation” on August 13, 1991. The name of the Company was again changed to “Tanzanian Royalty Exploration Corporation” on February 28, 2006. Subsequently, at the 2019 Annual Meeting, the shareholders approved a change of name to Tanzanian Gold Corporation. The name change to Tanzanian Gold Corporation became effective in the Province of Alberta, Canada on April 17, 2019. The name change was recognized by the stock exchanges as of the open of trading on April 22, 2019. The Company is also registered in the Province of British Columbia as an extra-provincial company under the Business Corporations Act (British Columbia) and in the Province of Ontario as an extra-provincial company under the Business Corporations Act (Ontario).

The principal executive office of the Company is located at Tanzanian Gold Corporation #202, 5226 Larch Street, Vancouver, British Columbia, Canada V6M 4E1, and its telephone number is (844) 364-1830. We maintain a website at http://www.tangoldcorp.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

Our Objectives

The Company is a mineral resource company with development and exploration stage properties and is engaged in the acquisition of interests in and the exploration of natural resource properties with the possible development of those properties. The Company commits its own resources to the initial evaluation of mineral properties and, in certain situations, if and when warranted, the Company may enter into joint venture agreements with other corporations with a view for the direct development of a mine for the purpose of earning income from the sale of gold and other mined materials. As discussed below, the Company’s primary focus has been on the development of the Buckreef Project and in June 2020, the Company initiated limited production at the Buckreef Project.

The Company’s main area of interest has been in the exploration and development of the Buckreef Project located in Tanzania through a joint venture with the State Mining Corporation (“STAMICO”), a wholly-owned Government enterprise under the Ministry of Energy and Minerals of the United Republic of Tanzania, of which the Company has a 55% interest and the STAMICO has a 45% interest.

During fiscal 2019, the Company initiated and focused on a drilling program at the Buckreef Project in furtherance of developing and defining geological model. At the Buckreef Project the Company intends to (i) initiate open pit mining for oxide ore and work to construct and operate a 40 tonnes per hour oxide processing facility; (ii) further its on-going Ultra Deep Exploration drilling program of six holes of 1200 meters; and (iii) continue to perform necessary testing and studies to further refine the Buckreef open pit, and develop the larger processing plant all to further the completion of the Company’s 43-101 definitive feasibility study. Based on the forgoing, the Company has initiated initial gold production through the processing of mined oxide ore.

Although the Company has additional mining projects, the Company’s involvement in such other projects has been limited to only care and maintenance.

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Recent Development

Securities Purchase Agreement

On July 22, 2020, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two institutional accredited investors (the “Debenture Holders”) to issue up to $14.0 million in convertible debentures consisting of $7.0 million in Tranche A Convertible Debentures (the “Tranche A Debentures”) and up to $7.0 million in Tranche B Convertible Debentures (the “Tranche B Debentures”, together with the Tranche A Debentures, the “Convertible Debentures”). As further stated below, the Convertible Debentures may be convertible into our common shares (” Conversion Shares”). In addition, in connection with the Securities Purchase Agreement, we agreed to issue to the Debenture Holders three-year warrants to purchase our common shares (“Warrant Shares”) in a number equal to twenty percent (20%) times the aggregate amount of the Convertible Debentures of $14.0 million divided by the 20-day volume weight trading price (“VWAP”) as calculated immediately prior to the first closing of the Tranche A Debenture. The exercise price for the Warrants is equal to 130% times the 20-VWAP also as calculated immediately prior to the first closing of the Tranche A Debenture. The first closing of the Tranche A Debenture occurred on July 27, 2020 and in connection therewith we issued Warrants to purchase up to 3,002,037 common shares at an exercise price of $1.2125 per common share. Repayment of the Convertible Debentures is guaranteed by the Company’s subsidiary, Tanzania American International Development Corporation 2000 Limited, pursuant to a global guarantee agreement.

Each of the Tranche A Debentures bears no interest and has a maturity date of eighteen months, provided that in case of an event of default, the Tranche A Debentures may become immediately due and payable. The initial closing of the first Tranche A Debenture occurred on July 27, 2020, which is the date issued a Tranche A Debenture for $4.0 million. The second closing of the Tranche A Debentures in the aggregate amount of $2.0 million will occur promptly after the filing of a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the Conversion Shares and Warrants Shares by the Debenture Holders. The third closing of the Tranche A Debentures in an aggregate amount of $1.0 million will occur promptly after the date the Registration Statement is declared effective by the SEC.

The Debenture Holders may convert a Tranche A Debenture in their sole discretion at any time on or prior to pay off at the lower of the Tranche A Fixed Conversion Price which is the 20-day VWAP as calculated immediately prior to the closing for each respective Tranche A Debenture or 93% of the average of the two lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date; provided, however, the conversion price may not be less than $0.20. The Debenture Holder may not convert any portion of a Convertible Debenture or exercise the Warrant if such conversion or exercise would result in the holder beneficially owning more than 4.99% of our then issued and common shares, provided that such limitation may be waived by the holder with 65 days’ notice. If at the maturity date of the Tranche A Debenture there is at least 20% outstanding principal balance, the Company may elect to extend the Tranche A Debenture maturity date for an additional six months. We have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Tranche A Debenture provided the current stock price of our common shares at the time of the delivery of the redemption notice is less than the applicable Tranche A Fixed Conversion Price. Provided that the current market price for a Common Share is less than the Tranche A Fixed Conversion Price at the time of notice, the Company has the option redeem early a portion or all amounts outstanding under the Tranche A Debenture.

In addition, as part of the Securities Purchase Agreement and upon the Company’s election, the Debentures Holders are committed to purchase up to $7.0 million in the aggregate of Tranche B Debentures. The Tranche B Debentures may be issued in four increments, the first closing (the “First Tranche B Closing”) in the amount of $2.0 million to occur no earlier than 60 days, but no later than 90 days after the closing of the last Tranche A Debenture; the second closing (the “Second Tranche B Closing”) in the amount of $2.0 million to occur no earlier than 30 days, but no later than 60 days after the First Tranche B closing; the third closing (the “Third Tranche B Closing”) in the amount of $2.0 million to occur no earlier than 30 days, but no later than 60 days after the Second Tranche B closing; and the fourth closing (the “Fourth Tranche B Closing”) in the amount of $1.0 million to occur no earlier than 30 days, but no later than 60 days after the Third Tranche B Closing; provided, however, for each First Tranche B through the Fourth Tranche B Closing, the Company must, as of each respective closing date, (i) have a market capitalization of at least $100.0 million; (ii) achieve production of 250 ounces of gold during the preceding 30 days prior to the First Tranche B Closing; (iii) the total number of common shares that has been issued and may be issued as Conversion Shares or Warrants Shares does not exceed 19.9% of the Company’s common shares outstanding as of the date of the Securities Purchase Agreement; and (iv) the Company shall have less than $25.0 million of total debt outstanding, excluding the debt outstanding pursuant to the Tranche A Debentures, but including any Tranche B Debentures outstanding and to be issued in the Tranche B Debenture closing.

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Each Tranche B Debenture bears interest at 8.75% and has a maturity date of eighteen months, which may be extended for an additional six months as discussed below. Each Tranche B Debenture may be converted into Conversion Shares at any time at the election of the Tranche B Debenture Holder at the Tranche B fixed conversion price which is equal to the 20-day VWAP immediately preceding the closing of the applicable Tranche B Debenture times 130% (the “Tranche B Fixed Conversion Price”). During months 1 through 5, interest payments only may be paid by the Company. During months 6 through 17, monthly principal payments equal to 75% of the principal amount in the aggregate, plus accrued interest may be paid by the Company. Finally, at maturity, the balance due of 25% of the principal amount plus accrued interest is due; which such last payment may be extended for an additional six months for an additional 6% fee on such balance due, of which the aggregate amount of the principal due, interest accrued thereon and 6% fee will be amortized over the additional six-month extension. The Company may elect to allow the Debenture Holders to convert the interest due, principal and interest payment and balance due in which case the Debenture Holders may convert such principal and interest into Conversion Shares at the lower of the Tranche B Fixed Conversion Price and 93% of the average of the two lowest daily VWAP during the 10 consecutive trading days immediately preceding the conversion date, but in no case lower than $0.20 per common share.

Under the Securities Purchase Agreement, the Company has also covenanted that provided at least $2.0 million Tranche B Debentures are outstanding, it will not, without the Debenture Holders’ approval, allow debt, including accounts payable and Tranche B Debentures, but excluding Tranche A Debentures, exceed $25.0 million. Further, in the event that the Company obtains financing secured by its assets, excluding lease financing or working capital financing secured by inventory, the Company will provide to the Debenture Holders the same type of security, pari passu.

In connection with the Securities Purchase Agreement, the Company paid the Debenture Holders a commitment fee equal to 1.5% of the aggregate amount of the Convertible Debentures amount of $14.0 million at the first closing of the Tranche A Debenture, and an implementation fee of 3.95% for each Convertible Debenture at each respective closing. Finally, the Company paid the Debenture Holders legal fees of $18,000 and due diligence fees of $15,000.

Pursuant to a registration right agreement entered into with the selling shareholders and the Company, the Company is only registering the common shares that may be issued upon conversion of the Tranche A Debentures and exercise of the Warrants.

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THE OFFERING

Common shares offered by selling shareholders	Up to 24,002,037 common shares issuable to selling shareholders pursuant to the Securities Purchase Agreement upon conversion of the Tranche A Debentures and Warrants.

Selling shareholders	YA II PN, Ltd. Riverfort Global Opportunities PLC

Common shares outstanding immediately before offering	197,462,832 common shares (1)(2)

Common shares to be outstanding after this offering

221,464,869 common shares(1)(2) assuming selling shareholders convert the Tranche A Debentures into 21,000,000 common shares, and exercise warrants to purchase 3,002,037 common shares which are being registered in the registration statement of which this prospectus forms a part.

Conversion	The Tranche A Debentures are convertible by the selling shareholders upon notice. The conversion price will the lesser of (i) $1.2125 and (ii) 93% of the two lowest daily volume weighted average prices of the Company’s common shares (as reported by Bloomberg) (“VWAP”) during the 10 consecutive trading days immediately preceding the date of such conversion, but in no event will the conversion price be less than $0.20.

Maturity Date	Each Tranche A Debenture matures 18 months after issuance; provided, however, if at least 20% of the principal balance is outstanding at maturity, the Company may elect to extend the maturity date by an additional 6 months upon notice for no additional fee.

Use of Proceeds

We will not receive any proceeds from the sale of shares by the selling shareholders. As of the date hereof, we received $4,000,000 from the sale of a Tranche A Debenture from the selling shareholders under the Securities Purchase Agreement (prior to an commitment fee of 1.5% on $14,000,000; a implementation fee of 3.95% on each drawdown and due diligence and legal fees of $33,000). Within 48 hours from the filing of a registration statement of which this prospectus forms a part, we will receive up to another $2,000,000 from the sale of Tranche A Debentures to the selling shareholders. Within 48 hours from the effective date of the registration statement of which this prospectus forms a part, we will receive up to another $1,000,000 from the sale of a Tranche A Debenture to the selling shareholders. The Company intends to use the proceeds for the expansion of the Buckreef Project oxide mining and processing operation, the advancement of a feasibility study for the larger sulphide mining complex, the continuation of multiple drilling programs and for general corporate purposes.

Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should consider carefully when making an investment decision.

Common Shares NYSE American symbol	TRX

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Notes

(1)	As of August 1, 2020.

(2)

Unless otherwise indicated, this prospectus assumes the sale of common shares hereunder. The number of common shares to be outstanding immediately after this offering as shown above is based on 197,462,832 common shares outstanding as of August 1, 2020, but does not include the following:

•  7,352,000 common shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of Cdn$0.41 per share; and (ii) 6,911,093 common shares available for future grant or issuance pursuant to our stock plans.

•  Excludes 2,135,259 common shares that may be issued upon the conversion of outstanding convertible loans in the aggregate amount of $979,500 at conversion prices ranging from $0.399 to $0.5067 per common share.

•  Excludes 287,901 common shares that may be issued upon the exercise of outstanding warrants at an weighted average exercise price of $0.93 per common share.

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RISK FACTORS

Investment in our common shares involves a high degree of risks. Before deciding whether to invest in our common shares, you should consider carefully the risk factors discussed below and those contained in “Part I. Item 3. Key Information – D. Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended August 31, 2019, as filed with the SEC on December 2, 2019, and as amended on August 11, 2020, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

The Company has incurred net losses since its inception and expects losses to continue.

The Company has not been profitable since its inception. For the fiscal year ended August 31, 2019, the Company had a comprehensive loss of Cdn$30,417,517, of which approximately Cdn$22,230,000 was attributed to the write down of non-Buckreef Project properties, and an accumulated deficit of Cdn$133,762,683. For the nine months ended May 31, 2020, the Company had a comprehensive loss of Cdn$10,744,559 and an accumulated deficit of Cdn$145,461,823. The Company has never generated substantial revenues and does not expect to generate revenues until one of its properties is placed in commercial production. During the month of June 2020, the Company achieved initial gold production through the processing of mined oxide ore from the Buckreef Project.

The Company needs additional capital.

As at August 31, 2019, the Company had cash of Cdn$3,389,319 and a working capital deficiency of Cdn$10,395,970 and as at May 31, 2020, the Company had cash of Cdn$1,449,386 and a working capital deficiency of Cdn$18,007,916. Subsequent to May 31, 2020, $8,379,475 in gold and convertible short-term loans converted into common shares. The Company will continue to incur exploration and development costs to fund its plan of operations. In addition, although the Company has small processing plant to mill mined oxide ore, it will need to raise capital and secure third party financing to a build processing plant for sulphide ore in the future. Ultimately, the Company’s ability to continue its development and exploration activities depends in part on the Company’s ability to commence operations and generate revenues or to obtain financing through joint ventures, debt financing, equity financing, production sharing agreements or some combination of these or other means. Further the raising of additional capital by the Company may dilute existing shareholders. Traditionally, the Company has relied on issuing equity securities and debt securities that may be converted into equity securities to raise capital. No assurance can be given that the Company can continue to raise capital in this manner. Further, the issuance of equity securities or debt securities that may be convertible into equity securities will have a dilutive effect.

Substantial doubt about the Company’s ability to continue as a going concern.

Based on the Company’s current funding sources and taking into account the working capital position and operational requirements at August 31, 2019, these factors indicate the existence of a material uncertainty that raises substantial doubt about the Company’s ability to continue as a going concern and is dependent on the Company raising additional debt or equity financing. Although the Company has entered into the Securities Purchase Agreement to sell the Convertible Debentures, the Company may be required to obtain additional funding in fiscal 2021 in order to continue to explore and develop the oxide ore, and to operate and expand the oxide ore processing plant, at the Buckreef Project and for working capital. No assurance can be given that such additional funding and/or project financing will be obtained or obtained on commercially favorable terms.

The Company will continue to depend on the proceeds from equity or debt financings for its operations.

Although the Company’s current operations has just begun to generate initial cash flow, it is anticipated that the Company will continue, in the near future, to require additional equity or debt financing to finance its operations and expansion. If the Company seeks funding from existing or new joint venture partners, its project interest will be diluted. If the Company seeks additional equity financing, the issuance of additional shares will dilute the current interests of the Company’s current shareholders. The Company may not be able to obtain additional funding to allow the Company to fulfill its obligations on existing exploration properties. The Company’s failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development and the possible partial or total loss of the Company’s potential interest in certain properties or dilution of the Company’s interest in certain properties.

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We are subject to litigation which require us to incur legal expenses.

On January 19, 2018, Crede CG III, LTD (“Crede”) filed suit against the Company in the Supreme Court of the State of New York, County of New York, claiming, among other things, breach of contract for failure to allow Crede to exercise 1,300,000 Series A Warrants to acquire 3,100,751 common shares. The Series A Warrants were issued, along with Series B Warrants (the Series A Warrants and Series B Warrants, collectively “Crede Warrants), in connection with a securities purchase agreement (“Crede Securities Purchase Agreement”) entered into on September 1, 2016. In response to the complaint, the Company’s attorneys initiated correspondence with Crede’s attorneys regarding Crede’s January 19, 2018 complaint. On February 27, 2018, Crede dismissed its complaint against the Company without prejudice. On March 12, 2018, Crede filed suit against the Company in the Supreme Court of the State of New York, County of New York (Index No. 651156/2018) (“State Claim”), claiming breach of contract (including specific performance and injunctive relief); declaratory judgment that the Crede Securities Purchase Agreement and Crede Warrants are binding obligations; and, in the event injunctive and declaratory relief was not ordered, awarding compensatory and punitive damages, and attorney fees and costs for failure to allow Crede to exercise 500,000 Series B Warrants to acquire 1,332,222 common shares. On June 20, 2019, the Supreme Court of the State of New York, County of New York granted summary judgment to Crede on its December 3, 2018, motion for specific performance for the issuance of 1,332,222 common shares pursuant to the Series B Warrants and declaratory relief that the terms of the Crede Securities Purchase Agreement and Crede Warrants are valid. On August 21, 2019, the Company filed a notice of appeal and sought a stay of the summary judgement order in the State Claim pending appeal. On February 4, 2020, the Appellate Division, First Judicial Department, Supreme Court of the State of New York affirmed the Supreme Court of the State of New York, County of New York’s granting of summary judgment to Crede under the Crede Securities Purchase Agreement and Crede Warrants. On or around February 11, 2020, the Company filed an appeal of the Appellate Division’s February 4, 2020 decision which was subsequently denied. In February and May of 2020, Crede exercised its remaining 3,517,857 Series B Warrants and the Company issued 5,434,896 common shares, in the aggregate, to them. After these exercises, Crede no longer has outstanding warrants.

On May 10, 2018, we filed a complaint in the United States District Court Southern District of New York (Case No. 18–Civ-4201) (“Federal Claim”) against Crede and certain of its principals, and others, alleging, among other things, violation of certain acts under the Securities Exchange Act, as amended (“Exchange Act”). On March 26, 2019, the District Court dismissed certain of our claims against the defendants, but allowed certain claims under Exchange Act for market manipulation and breach of the covenant of good faith and fair dealing by Crede to continue. On May 28, 2020, we filed a second amended complaint in the Federal Court alleging, among other things, that Crede and certain of its principals were underwriters within the meaning of the Securities Act, manipulated the price of the Company’s common shares, breached the September 1, 2016 registration rights agreement entered into with the Company, and violated Section 10(b) and Rule 10b-5 promulgated thereunder and Section 13(d) of the Exchange Act. The Federal Claim is in its initial stage and discovery has been initiated. The payment of legal expenses, and damages, if any, may adversely affect our financial condition.

As of August 31, 2019, our internal control over financial reporting were ineffective, and if we continue to fail to improve such controls and procedures, investors could lose confidence in our financial and other reports, the price of our common shares may decline, and we may be subject to increased risks and liabilities.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual reports with respect to our business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that we include a report of our management on our internal control over financial reporting. We are also required to include certifications of our management regarding the effectiveness of our disclosure controls and procedures. For the year ended August 31, 2019, our management has concluded that our disclosure controls and procedures and internal control over financial reporting were ineffective due to the following material weaknesses: (i) review and approval of invoices and the related oversight and accuracy of recording the associated charges in the Company’s books; and (ii) lack of adequate oversight related to the development and performance of internal controls. Due to the limited number of personnel in the company, there are inherent limitations to segregation of duties amongst personnel to perform adequate oversight, including oversight regarding complex International Financial Reporting Standards that may cause misinterpretation and misapplication. We intend to implement changes and procedures to address these issues; however, any proposed changes to address the material weaknesses will take time to implement due to, among other things, a limited number of staff at the Company. If we cannot effectively and efficiently improve our controls and procedures, we could suffer material misstatements in our financial statements and other information we report and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial and other information. This could lead to a decline in the trading price of our common shares.

9

The exercise price of our convertible loans, warrants and options may be below market and may have the effect of suppressing the price for our common shares.

In connection with our prior financings and the engagement of employees and advisors, we have issued warrants and options some of which may have exercise prices that are below the current market price for our common shares. As of August 1, 2020, there were a total of 7,352,000 common shares underlying stock options with exercise prices ranging from Cdn$0.35 to Cdn$0.43 (Cdn$0.41 weighted average) per common share and 287,901 common shares underlying warrants with exercise prices ranging from US$0.8718 and US$0.9515. These exercise prices may have the effect of suppressing the price of our common shares until such warrants and stock options have been exercise and sold.

We do not currently have sufficient funds to repay our outstanding notes.

As of August 1, 2020, we had approximately $975,500 in outstanding short-term loans with maturity dates of one year. As of such date, we were not in a position to repay the principal and interest on such outstanding short-term loans. Upon maturity, we will request that such lenders extend the maturity date by an additional year as we seek the funds to pay off such short-term loans. In the event that we are unable to extend such loans or repay such amount when they become due, this non-repayment could have a material adverse effect on our operations.

The conversion of the Convertible Debentures into common shares and future sales may further dilute the common shares and adversely impact the price of our common shares.

Upon the completion of the sale of Tranche A Debentures in the aggregate amount of $7,000,000 and upon the effectiveness of this registration statement of which this prospectus forms a part, up to an additional 24,002,037 common shares (approximately 12.16% of our issued and outstanding shares on the date hereof) will be unrestricted and freely tradeable. The sale of a substantial number of common shares on the open market could decrease the market price of our common shares and the value of your investment.

The Company’s exploration activities are highly speculative and involve substantial risks.

With the exception of one project, the Buckreef Project, all of the other Company’s properties are in the exploration stage and no proven mineral reserves have been established. The Company’s exploration work may not result in the discovery of mineable deposits of ore in a commercially economical manner. There may be limited availability of water, which is essential to milling operations, and interruptions may be caused by adverse weather conditions. The Company’s future operations, if any, are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation, employee health and safety, air quality standards, pollution and other environmental protection controls.

The Company has uninsurable risks.

The Company may be subject to unforeseen hazards such as unusual or unexpected formations and other conditions. The Company may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company’s financial position.

10

The Company depends on key management personnel.

The success of the operations and activities of the Company is dependent to a significant extent on the efforts and abilities of its management, including James E. Sinclair, our Executive Chairman. Investors must be willing to rely to a significant extent on their discretion and judgment. The Company does not maintain key-man life insurance on the Executive Chairman.

The Company may be characterized as a passive foreign investment company.

We may be characterized as a passive foreign investment company (“PFIC”). If we are determined to be a PFIC, our U.S. shareholders may suffer adverse tax consequences. Under the PFIC rules, for any taxable year that our passive income or our assets that produce passive income exceed specified levels, we will be characterized as a PFIC for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences for our U.S. shareholders, which may include having certain distributions on our common shares and gains realized on the sale of our common shares treated as ordinary income, rather than as capital gains income, and having potentially punitive interest charges apply to the proceeds of sales of our common shares and certain distributions.

Certain elections may be made to reduce or eliminate the adverse impact of the PFIC rules for holders of our common shares, but these elections may be detrimental to the shareholder under certain circumstances. The PFIC rules are extremely complex and U.S. investors are urged to consult independent tax advisers regarding the potential consequences to them of our classification as a PFIC. See “Certain United States Federal Income Tax Considerations.”

Failure to comply with the U.S. Foreign Corrupt Practices Act, the Corruption of Foreign Public Officials Act and other laws, could result in fines, criminal penalties, contract termination and an adverse effect on our business.

The Company is subject to the Foreign Corrupt Practices Act (the “FCPA”), the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by persons and issuers as defined by the statutes, for the purpose of obtaining or retaining business. It is our policy to implement safeguards to discourage these practices by our employees; however, our existing safeguards and any future improvements may prove to be less than effective and our employees, consultants, sales agents or distributors may engage in conduct for which the Company might be held responsible. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and could consume significant time and attention of our management.

Security breaches and other disruptions could compromise the Company’s information and expose it to liability, which would cause its business and reputation to suffer.

In the ordinary course of the Company’s business, it collects and stores sensitive data, including intellectual property, its proprietary business information and that of its business partners, and personally identifiable information of its employees in its data centers and on its networks. The secure processing, maintenance and transmission of this information is critical to the Company’s operations and business strategy. Despite its security measures, the information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise the Company’s networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, potential liability under laws that protect the privacy of personal information, and potential regulatory penalties, disrupt the Company’s operations and damage its reputation, and cause a loss of confidence in the Company, which could adversely affect its business and competitive position.

11

Our business and mining operations may be vulnerable to the impact from the COVID-19 outbreak, and the continuation of the pandemic could have an adverse impact on our operations and financial condition.

The recent outbreak of the coronavirus, COVID-19, which on March 10, 2020, has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19 or other public health epidemic, poses the risk that we or our employees, contractors, customers, suppliers, third party shipping carriers, government and other partners may be prevented from or limited in their ability to conduct business activities for an indefinite period of time, including due to the spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, the continued spread of COVID-19 and the measures taken by the governments of states and countries affected could disrupt, among other things, our business and implementation of our mining operations.

The Company cannot accurately predict whether commercial quantities of ores as estimated or projected in the pre-feasibility study will be established once commercial production commences.

Whether an ore body will be commercially viable depends on a number of factors beyond the control of the Company, including the particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as mineral prices and government regulations, including regulations relating to permitting, prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The Company cannot accurately predict the exact effect of these factors, but the combination of these factors may result in a mineral deposit being unprofitable. The Company has achieved initial gold production through the process on mined oxide ore from the Buckreef Project. Although the mineral resource estimates included herein have been prepared by the Company, or, in some instances have been prepared, reviewed or verified by independent mining experts, these amounts are estimates only and there is a risk that a particular level of recovery of gold or other minerals from mineral resource will not in fact be realized or that an identified mineralized deposit, if any, will never qualify as a commercially mineable or viable reserve.

The exploration for and development of mineral deposits involves significant risks.

Mineral resource exploration is a speculative business and involves a high degree of risk. The Company has completed several diamond and reverse circulation drilling programs on the Buckreef Project and independent qualified persons have reviewed the results of the drilling program in the context of analyzing the economic significance of the open-pittable mineral resources at the Buckreef Project using current gold prices. However, the exploration for and development of mineral deposits involves significant risks, which even a combination of careful evaluation, experience and knowledge may not eliminate. Significant expenditures will be required to locate further and/or upgrade mineral resources from inferred category to measured and indicated category, to revise and/or upgrade the recently established mineral reserves, to develop metallurgical processes, to construct and run a 5 tonnes per hour oxide pilot plant to test the flowsheet and material handling capabilities prior to upgrading to 40 tonnes per hour oxide processing plant, and to finalize on a bankable feasibility study on a larger open pit and sulphide processing plant at the Buckreef Project site.

The Company may not be able to establish the presence of minerals on a commercially viable basis.

The Company’s ability to generate revenues and profits, if any, is expected to occur through exploration and development of its existing properties as well as through acquisitions of interests in new properties. The Company will need to incur substantial expenditures in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing ore reserves through drilling and other techniques, developing metallurgical processes to extract metals from ore, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors beyond the Company’s control, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to a user of the minerals, and the market price of the minerals at the time of sale. The Company’s existing or future exploration programs or acquisitions may not result in the identification of deposits that can be mined profitably.

12

Mining and Mineral Exploration Have Substantial Operational Risks

Mining and mineral exploration involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include but are not limited to:

• major or catastrophic equipment failures;

• mine failures and slope failures;

• ground fall and cave-ins;

• deleterious elements in the mined resources;

• environmental hazards;

• industrial accidents and explosions;

• unusual or unexpected geological formations;

• labor shortages or strikes;

• civil disobedience and protests; and

• natural phenomena such as inclement weather conditions, floods, droughts, rock slides and earthquakes.

These occurrences could result in environmental damage and liabilities, work stoppages and delayed production, increased production costs, damage to, or destruction of, mineral properties or production facilities, personal injury or death, asset write-downs, monetary losses and other liabilities. The nature of these risks is such that liabilities could exceed policy limits of the Company’s insurance coverage, in which case the Company could incur significant costs that could prevent profitable operations.

The Company depends on consultants and engineers for its exploration programs.

The Company has relied on and may continue to rely upon consultants for exploration development, construction and operating expertise. Substantial expenditures are required to construct mines, to establish ore reserves through drilling, to carry out environmental and social impact assessments, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the exploration infrastructure at any site chosen for exploration. The Company may not be able to discover minerals in sufficient quantities to justify commercial operation, and the Company may not be able to obtain funds required for exploration on a timely basis.

The Company may not have clear title to its properties.

Acquisition of title to mineral properties is a very detailed and time-consuming process, and the Company’s title to its properties may be affected by prior unregistered agreements or transfers, or undetected defects. Several of the Company’s prospecting licenses are currently subject to renewal by the Ministry of Energy and Minerals of Tanzania. There is a risk that the Company may not have clear title to all its mineral property interests, their licenses may not be renewed or they may be subject to challenge or impugned in the future. See “Mineral Properties.” In other instances, the Company might not have immediate access to some of its mineral properties due to the ever-evolving statutory requirements and regulations as enacted by the Government of Tanzania and enforced by the various ministries.

During fiscal 2019, the Company received a notice of cancellation of the Kigosi Mining License for failure to satisfy the issues raised in the default notice. The Company believes that the notice sent by the government did not follow due process under Tanzanian law and the Company filed an appeal to this notification subsequent to fiscal year-end. Further, during fiscal 2019, the Company received a notice of rejection of the mining license application for the Itetemia Project. The Company believes that the notice sent by the government did not follow due process under Tanzanian law and the Company filed an appeal to the Itetemia Project notification. The Company subsequently has received notices that the government denied the Company’s appeal as to both notices of cancelation as to the Kigosi Mining License and the mining license application for the Itetemia Project. The Company has appealed the most recent notices of rejection of appeal. In the event the Company loses its appeals, the Company could lose its Kigosi Mining License and/or rights to the Itetemia Project. During the year ended August 31, 2019, the Company wrote off the value of its Kigosi and Itetemia Projects. See the Company’s Form 20-F for the year ended August 31, 2019, as amended, which is incorporated herein. At this time, the Company is focusing its time and efforts to develop the Buckreef Project and the Kigosi and Itetemia Projects are in the care and maintenance phase.

13

The Company’s properties have been and may continue to be subject to illegal mining.

During 2015, illegal miners, consisting primarily of artisanal miners, invaded and forced occupation at the Buckreef Project. As a result, these illegal miners disrupted our activities. As a result of these illegal miners’ activities, we provided a notice of force majeure under our agreement with STAMICO and did not allow Tanzim, our joint venture operator, to continue mining activities at our property until this issue was resolved. Although we worked out an agreement with the Deputy Minister of Energy and Minerals to provide an area for artisanal mining, no assurance can be given that no more illegal mining activities will occur at our properties or disrupt our operations. Recently, the Company has requested for and been provided with a police detail from the Ministry of Home Affairs, through the offices of the Inspector General of Police (Tanzania) permanently stationed and patrolling the Buckreef Project as further efforts by the Company to deter illegal Mining on the main project site.

During the fiscal year ended August 31, 2019, there had been some attempted invasion in and around the Buckreef Project. Similar to other developers/operators in that area, the Company has requested and been granted a permanent security detail from the police force at the camp site pursuant to a memorandum of understanding with the Tanzanian inspector general police.

Mining exploration, development and operating activities are inherently hazardous.

If the Company experiences mining accidents or other adverse conditions, the Company’s mining operations could be materially adversely affected. The Company’s exploration activities may be interrupted by any or all of the following mining accidents such as cave-ins, rock falls, rock bursts, pit wall failures, fires or flooding. In addition, exploration activities may be reduced if unfavorable weather conditions, ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable than expected to mining or treatment, dilution increases or electrical power is interrupted. Occurrences of this nature and other accidents, adverse conditions or operational problems in future years may result in the Company’s failure to achieve current or future exploration and production estimates.

If we do not pay our annual license fees on our properties and we may be subject to penalties.

In order to maintain the existing site of mining and exploration licenses, the Company is required to pay annual license fees. The Company has not paid all of its annual mining license fees with the exception of the Buckreef Project mining license. In addition, the Ministry of Mines has put into effect a requirement that even though a license is forfeited, the outstanding fees are still due and considered a liability. As at May 31, 2020, an accrual of Cdn$347,000 (August 31, 2019 - Cdn$680,000) has been recorded relating to unpaid exploration and prospecting license fees. For active licenses, these licenses remain in good standing until a letter of demand is received from Ministry of Mines requesting payment of any unpaid license fees plus 50% penalty, and the Company fails to respond within 30 days. The Company has not received a letter of demand from the Ministry of Mines on its active licenses. The potential penalty estimate relating to unpaid active license fees at May 31, 2020 is approximately Cdn$116,000 (August 31, 201 - Cdn$211,000). The Company has not recorded an accrual for all valid and active mining licenses but only from the forfeited licenses list as stated above.

We may be subject to additional payments to the STAMICO because we have not brought the Buckreef Property into production by a certain date.

Our joint venture agreement with STAMICO contains an obligation clause regarding the commissioning date for the plant. The clause becomes effective only in the event the property is not brought into production before a specified future date which was originally estimated to be in December 2015. Under the agreement, the Company is entitled to extend the date for one additional year: (i) for the extension year; on payment to STAMICO of $500,000; (ii) for the second extension year, on payment to STAMICO of $625,000; and (iii) for each subsequent extension year, on payment to STAMICO of $750,000.

14

In November, 2016, the Company received a request letter from STAMICO regarding the status of the penalty payment and responded that no penalty was due at this time. The Company received a subsequent letter from STAMICO regarding request for payment. It remains the Company’s position that no penalty is due at this time, but the Company and STAMICO engaged in settlement discussions to resolve the issue, and a payment of $172,330 was made in settlement of the matter to be applied towards the amount requested with the remainder of $312,813 to be paid out of proceeds of production of which the Company has recently begun monthly payments.

No assurance can be given that STAMICO will not demand additional money from the Company because the Company has not brought the Buckreef Project into production by a certain date.

If the Company experiences mining accidents or other adverse conditions, the Company’s mining operations could be materially adversely affected.

The Company’s exploration activities may be interrupted by any or all of the following mining accidents such as cave-ins, rock falls, rock bursts, pit wall failures, fires or flooding. In addition, exploration activities may be reduced if unfavorable weather conditions, ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable than expected to mining or treatment, dilution increases or electrical power is interrupted. Occurrences of this nature and other accidents, adverse conditions or operational problems in future years may result in the Company’s failure to achieve current or future exploration and production estimates.

Development of the Company’s projects is based on estimates and the Company cannot guarantee that its projects, if any, will be placed into production.

Any potential production and revenues based on production from any of the Company’s properties are estimates only. Estimates are based on, among other things, mining experience, resource estimates, assumptions regarding ground conditions and physical characteristics of ores (such as hardness and presence or absence of certain metallurgical characteristics) and estimated rates and costs of mining and processing. The Company has achieved initial gold production through the processing of mined oxide ore from the Buckreef Project, however no assurance that the Buckreef Project will achieve commercial production or will be profitable. In addition, the Company’s actual production from the Buckreef Project may be lower than its production estimates. Each of these factors also applies to future development properties not yet in production at the Company’s other projects. In the case of mines the Company may develop in the future, it does not have the benefit of actual experience in its estimates, and there is a greater likelihood that the actual results will vary from the estimates. In addition, development and expansion projects are subject to unexpected construction and start-up problems and delays.

The Company’s exploration activities are subject to various federal, state and local laws and regulations.

Laws and regulation govern the exploration, mining development, mine production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. The Company requires licenses and permits to conduct exploration and mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a substantial adverse impact on the Company. Applicable laws and regulations will require the Company to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, the Company may be required to close an operation once it is started until a particular problem is remedied or to undertake other remedial actions.

The Buckreef Project is held through a special mining license expiring in June 2027 granted pursuant to the Mining Act, 2010 (Tanzania). The Company has other mineral interests in Tanzania that are held under prospecting licenses granted under that Act. There are initial application fees, registration fees, preparation fees and annual rental fees for prospecting licenses based on the total area of the license. Renewals of prospecting licenses can take many months and possibly even years to process by the regulatory authority in Tanzania and there is no guarantee that they will be granted. With each renewal at least 50% of the licensed area, if greater than 20 square kilometers, must be relinquished and if the Company wishes to keep the relinquished one-half portion, it must file a new application for the relinquished portion. There is no guarantee on the timing for processing the new application and whether it will be successful.

15

In addition, any new license (PL, ML & SML) applications and renewals are also now subject to the recently enacted of the Ministry of Mines Local Content Regulations GN 3 of 2018 that is enforced by the newly enacted and established 6-member Tanzanian Mining Commission that now oversees the Mining Commissioner and all license applications. The new regulations reflect a strong will to foster diversification and linkages to the local economy, create jobs through the use of Tanzanian expertise, goods and services, businesses and financing in the mining value chain. Not only does it force licensees and contractors to use indigenous Tanzanian companies for the procurement of goods and services, but also requires a physical presence in Tanzania.

The Company’s competition is intense in all phases of the Company’s business.

The mining industry in which the Company is engaged is in general, highly competitive. Competitors include well-capitalized mining companies, independent mining companies and other companies having financial and other resources far greater than those of the Company. The Company competes with other mining companies in connection with the acquisition of gold and other precious metal properties. In general, properties with a higher grade of recoverable mineral and/or which are more readily mineable afford the owners a competitive advantage in that the cost of production of the final mineral product is lower. Thus, a degree of competition exists between those engaged in the mining industries to acquire the most valuable properties. As a result, the Company may eventually be unable to acquire attractive gold mining properties.

The Company is subject to the volatility of metal and mineral prices.

The economics of developing metal and mineral properties are affected by many factors beyond the Company’s control, including, without limitation, the cost of operations, variations in the grade ore or resource mined, and the price of such resources. The market prices of the metals for which the Company is exploring are highly speculative and volatile. Depending on the price of gold or other resources, the Company may determine that it is impractical to commence or continue commercial production. Gold prices fluctuate widely and are affected by numerous factors beyond the Company’s control, including central bank purchases and sales, producer hedging and de-hedging activities, expectations of inflation, the relative exchange rate of the U.S. dollar with other major currencies, interest rates, global and regional demand, political and economic conditions, production costs in major gold-producing regions, speculative positions taken by investors or traders in gold and changes in supply, including worldwide production levels. The price of gold and other metals and minerals may not remain stable, and such prices may not be at levels that will make it feasible to continue the Company’s exploration activities, or commence or continue commercial production. The aggregate effect of these factors is impossible to predict with accuracy.

The Company’s business activities are conducted in Tanzania.

The Company’s principal exploration and mine development properties are currently located in the United Republic of Tanzania, Africa, under which the Company has obtained a license to explore, develop and operate the properties. Although the Company believes that the Tanzanian government is a stable, multi-party democracy, there is no guarantee that this will continue. Tanzania is surrounded by unstable countries enduring political and civil unrest, and in some cases, civil war. There is no guarantee that the surrounding unrest will not affect the Tanzanian government and people, and therefore, the Company’s mineral exploration activities. Any such effect is beyond the control of the Company and may materially adversely affect its business.

Further, the operator of the Buckreef Project is Tanzam, a joint venture that is 55% owned by one of our subsidiaries and 45% is owned by the STAMICO, a governmental agency of the Tanzania. Therefore, the government of Tanzania will have input at our operations at the Buckreef Project.

Additionally, the Company may be affected in varying degrees by political stability and government regulations relating to the mining industry and foreign investment in Tanzania. The government of Tanzania may institute regulatory policies that adversely affect the exploration and mine development (if any) of the Company’s properties. Any changes in regulations or shifts in political conditions in this country are beyond the control of the Company and may materially adversely affect its business. Investors should assess the political and regulatory risks related to the Company’s foreign country investments. The Company’s operations in Tanzania are also subject to various levels of economic, social and other risks and uncertainties that are different from those encountered in North America. The Company’s operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, restrictions on foreign exchange and repatriation, income taxes, expropriation of property, environmental legislation and mine safety. Other risks and uncertainties include extreme fluctuations in currency exchange rates, high rates of inflation, labor unrest, risks of war or civil unrest, government and civil unrest, regional expropriation and nationalization, renegotiation or nullification of existing concessions, licenses, permits and contracts, illegal mining, corruption, hostage taking, civil war and changing political conditions and currency controls. Infectious diseases (including Ebola virus, malaria, HIV/AIDS and tuberculosis) are also major health care issues where the Company operates.

16

Mineral exploration in Tanzania is affected by local climatic and economic conditions.

The Company’s properties in Tanzania have year-round access, although seasonal winter rains from December to March may result in flooding in low lying areas, which are dominated by mbuga, a black organic rich laustrine flood soil. Further, most lowland areas are under active cultivation for corn, rice, beans and mixed crops by subsistence farmers. As a result, the area has been deforested by local agricultural practices for many years. The seasonal rains and deforested areas can create a muddy bog in some areas, which can make access more difficult, and could impede the transport of heavy equipment to the Company’s mineral properties at certain times of the year between December and March.

The Company’s operations are subject to issues relating to security and human rights.

Civil disturbances and criminal activities such as trespass, illegal mining, theft and vandalism may cause disruptions at the Company’s operations in Tanzania which may result in the suspension of operations. There is no guarantee that such incidents will not occur in the future. Such incidents may halt or delay exploration, increase operating costs, result in harm to employees or trespassers, decrease operational efficiency, increase community tensions or result in criminal and/or civil liability for the Company or its employees and/or financial damages or penalties. The manner in which the Company’s personnel respond to civil disturbances and criminal activities can give rise to additional risks where those responses are not conducted in a manner that is consistent with international standards relating to the use of force and respect for human rights. The failure to conduct security operations in accordance with these standards can result in harm to employees or community members, increase community tensions, reputational harm to the Company and its partners or result in criminal and/or civil liability for the Company or its employees and/or financial damages or penalties. It is not possible to determine with certainty the future costs that the Company may incur in dealing with the issues described above at its operations.

We can give no assurances that we will ever pay any dividends on our common shares, and any return to investors is expected to come, if at all, only from potential increases in the price of our common shares.

We have never paid dividends on our common shares and have no intention of every paying any dividends. We make no assurances that we will ever pay future dividends, cash or otherwise. Whether we pay any dividends in the future will depend on our financial condition, results of operations, and other factors that we will consider. Any return to investors is expected to come, if at all, only from potential increases in the price of our common shares.

As a foreign private issuer, the Company is subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to U.S. shareholders.

The Company is a foreign private issuer under applicable U.S. federal securities laws. As a result, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC, although the Company is required to file with or furnish to the SEC the continuous disclosure documents that the Company is required to file in Canada under Canadian securities laws. In addition, the Company’s officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit rules of Section 16 of the Exchange Act. Therefore, shareholders may not know on as timely a basis when the Company’s officers, directors and principal shareholders purchase or sell common shares, as the reporting dates under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, the Company is exempt from the proxy rules under the Exchange Act.

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The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

In order to maintain the Company’s current status as a foreign private issuer, a majority of its common shares must be either directly or indirectly owned by non-residents of the United States, unless the Company also satisfies one of the additional requirements necessary to preserve this status. The Company may in the future lose its foreign private issuer status if a majority of its common shares is held in the United States and it fails to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use the multijurisdictional disclosure system (“MJDS”). If the Company is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, the Company may lose the ability to rely upon certain exemptions from NYSE American corporate governance requirements that are available to foreign private issuers.

U.S. investors may not be able to obtain enforcement of civil liabilities against the Company.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be adversely affected by the fact that the Company is governed by the Business Corporations Act (Alberta), that some of the Company’s officers and directors are residents of Canada or otherwise reside outside the United States, and that all, or a substantial portion of their assets and a substantial portion of the Company’s assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of the Company’s directors and officers or enforce judgments obtained in the United States courts against the Company, certain of its directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

Common share prices will likely be highly volatile, and your investment could decline in value or be lost entirely.

The market price of the common shares is likely to be highly volatile and may fluctuate significantly in response to various factors and events, many of which the Company cannot control. The stock market in general, and the market for mining company stocks in particular, has historically experienced significant price and volume fluctuations. Volatility in the market price for a particular issuer’s securities has often been unrelated or disproportionate to the operating performance of that issuer. Market and industry factors may depress the market price of the Company’s securities, regardless of operating performance. Volatility in the Company’s securities price also increases the risk of securities class action litigation.

Our common shares must meet the requirements of the NYSE American.

The NYSE American rules provide that the NYSE American may, in its discretion, at any time, and without notice, suspend dealings in or remove any security from listing or unlisted trading privileges, if, among other things, where the financial condition and/or operating results of the issuer appear to be unsatisfactory or it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make further dealings on the NYSE American inadvisable. Although the Company has received no indication or notification that its common shares may be delisted, in light of the current per common share price and the Company’s financial losses, there is no assurance that the Company’s common shares will continue to be listed on the NYSE American.

Offers or availability for sale of a substantial number of common shares may cause the price of our common shares to decline.

In the future, in connection with current and future financings, we could have sales of a significant number of our common shares in the public market which could harm the market price of our common shares and make it more difficult for us to raise funds through future offerings of common shares. The Company’s shareholders may sell substantial amounts of its common shares in the public market. The availability of these common shares for resale in the public market has the potential to cause the supply of its common shares to exceed investor demand, thereby decreasing the price of the common shares.

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In addition, the fact that the Company’s shareholders can sell substantial amounts of its common shares in the public market, whether or not sales have occurred or are occurring, could make it more difficult for the Company to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that it deems reasonable or appropriate.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of May 31, 2020 on an actual basis.

As at May 31, 2020	$Cdn	$US(1)

Long Term Liabilities	-	-

Authorized Capital
Share capital	$157,673,093	$114,181,398
Share based payment reserve	8,970,920	6,496,430
Warrants Reserve	1,033,037	748,090
Accumulated Other Comprehensive Loss	833,937	(603,908)
Accumulated Deficit	(145,461,823)	(105,338,419)
Equity attributable to owners of the Company	$23,049,164	$16,691,407
Non-controlling interests	588,131	425,904
Total shareholder’s equity	$23,637,295	$17,117,311

(1)	Based on an exchange rate of Cdn$1.3809 for US$1.00 as of May 29, 2020 as reported by the Board of Governors of the Federal Reserve System – Foreign Exchange Rates.

MARKET FOR OUR COMMON SHARES

The common shares of the Company are listed on the TSE under the symbol “TNX”. The common shares of the Company are also listed on the NYSE American LLC (“NYSE American”) under the symbol “TRX.”

EXCHANGE RATES

Our financial statements incorporated by reference herein are set forth in Canadian dollars. The following table sets forth the high and low exchange rate for the past six months based on the noon buying rate in New York City for cable transfers in Canadian Dollars as certified for customs purposes by the Federal Reserve Bank of New York (amount of Canadian dollars = US $1.00). As of July 31, 2020, the exchange rate was CDN $1.3384 for each US $1.00.

Month	Exchange Rate Cdn
	High	Low
July 2020	1.3617	1.3475
June 2020	1.3684	1.3395
May 2020	1.4104	1.3763
April 2020	1.4202	1.3891
March 2020	1.4529	1.3350
February 2020	1.3428	1.3220

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholders. As of the date hereof, we received $4,000,000 from the sale of a Tranche A Debenture to the selling shareholders under the Securities Purchase Agreement (less a commitment fee equal to 1.5% of the aggregate amount of the Convertible Debentures amount of $14 million, an implementation fee of 3.95% for each Convertible Debenture at each respective closing and a one-time legal and due diligence fee of $33,000 in the aggregate). Within 48 hours from the filing of this registration statement of which this prospectus forms a part, we will receive up to another $2,000,000 from the sale of Tranche A Debenture to the selling shareholders. Within 48 hours from the effective date of the registration statement of which this prospectus another $1,000,000 from the sale of a Tranche A Debenture to the selling shareholder. Upon exercise of the Warrants at an exercise price of $1.2125 per common share, we will receive approximately $3,640,000. No assurance can be given that the Warrants will be exercised.

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These proceeds will be used by us to (i) initiate open pit mining for oxide ore and work to construct and operate a 40 tonnes per hour oxide processing facility; (ii) further our on-going Ultra Deep Exploration drilling program of six holes of 1200 meters; (iii) continue to perform necessary testing and studies to further refine the Buckreef open pit to further the completion of our 43-101 definitive feasibility study of a larger sulphide processing plant; and (iv) fund working capital. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

Amount of Proceeds from Sale of Convertible Debentures

Shortly after the effectiveness of the registration statement of which this prospectus forms a part, we will have sold an aggregate of $7,000,000 of Tranche A Debentures. In connection with those sales, we will have paid $210,000 in a commitment fee and $276,500 in an implementation fee to the selling shareholders as well as a legal and due diligence fees of $33,000 for net proceeds of $6,480,000. The following table set out the payments we have paid and will pay in connection with the sale of $7,000,000 of Tranche A Debentures.

Commitment Fee (1)	$210,000
Implementation Fee (2)	$276,500
Legal and Due Diligence Fees	$33,000
Total:	$519,500

(1)	We have agreed to pay the selling shareholders a commitment fee of 1.5% of the principal amount of the total Convertible Debentures of $14,000,000.

(2)	We have agreed to pay the selling shareholders an implementation fee of 3.95% for each issuance of the Tranche A Debentures in the aggregate amount of $7,000,000.

SELLING SHAREHOLDERS

The common shares being offered by the selling shareholders are those issuable to the selling shareholders upon conversion of the Tranche A Debentures and exercise of the Warrants. We are registering the common shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the Tranche A Debentures and entry into the Securities Purchase Agreement, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the common shares held by the selling shareholders. The second column lists the number of common shares beneficially owned by the selling shareholders as of August 1, 2020, assuming conversion of the Tranche A Debentures as of our closing price as of August __,2020, but not taking account of any limitations on conversion and exercise set forth therein.

The third column lists the common shares being offered by this prospectus by the selling shareholders and does not take in account any limitations on conversion of the Tranche A Debentures and exercise of the Warrants as set forth therein.

The fourth and fifth columns assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

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Under the terms of the Tranche A Debentures and the Securities Purchase Agreement, the selling shareholders may not convert the Convertible Debentures and exercise the Warrants to the extent such selling shareholder or any of its affiliates would beneficially own a number of common shares which would exceed 4.99% of the total common shares issued and outstanding as of the execution date of the Securities Purchase Agreement. Further, under the terms of the Securities Purchase Agreement, the selling shareholders may not convert the Convertible Debentures and exercise the Warrants to the extent such selling shareholders would receive a number of common shares in the aggregate which would exceed 19.9% of the total common shares issued and outstanding as of the execution date of the Securities Purchase Agreement. The selling shareholder may sell all, some or none of its shares in this offering.  See “Plan of Distribution”.

Name of Selling Shareholder	Number of Common Shares Beneficially Owned Prior to Offering	Maximum Number of Ordinary shares which may be Sold Pursuant to this Prospectus	Percentage of Common Shares which may be sold pursuant to this Prospectus(6)	Number of Common Shares Beneficially Owned after Offering(7)	Percentage of Common Shares Beneficially Owned After the Offering(7)
YA II PN, Ltd. (1)	(3)	15,601,324(4)(5)	4.9%	0	0
Riverfort Global Opportunities PLC (2)	(3)	8,400,713 (4)(5)	4.1%	0	0

(1)       YA II PN, Ltd., a Cayman Islands corporation (“YA”) whose registered office is PO Box 309, Ugland House, Grand Cayman KY1 1101, is the investor under the Securities Purchase Agreement. Yorkville Advisors Global, LP ("Yorkville LP") is YA II PN, Ltd.’s. investment manager and Yorkville Advisors Global II, LLC ("Yorkville LLC") is the General Partner of Yorkville LP. The address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

(2)       Riverfort Global Opportunities PLC (“Riverfort”) is the investor under the Securities Purchase Agreement. The address of Riverfront is Suite 39, 18 High Street Buckinghamshire, HP11 2BE, United Kingdom.

(3)       Under the terms of the Tranche A Debentures, the Debenture Holders may convert the principal balance into common shares based on the conversion price which is equal to the lesser of (i) $1.2125 and (ii) 93.0% of the two lowest daily volume weighted average prices of the Company’s common shares (as reported by Bloomberg) (“VWAP”) during the 10 consecutive trading days immediately preceding the date of such conversion, but in no event will the conversion price be less than $0.20. For purposes of this beneficial ownership calculation and for illustration purposes only, we have used $_____ which represents 93.0% the closing price for a common share as August __, 2020 relating to the Tranche A Debentures. Also includes Warrants to purchase common shares at $1.2125 per common share. The forgoing percentages are subject to beneficial ownership limitation of 4.9% which would prevent conversion of the Tranche A Debentures and exercise of the Warrants to exceed such beneficial ownership limitation, subject to any waiver upon notice.

(4)       Pursuant to a registration rights agreement, we have agreed to register up to 24,002,037 common shares in the aggregate on behalf of the selling shareholders, consisting of 13,650,000 common shares underlying Tranche A Debentures and 1,951,324 common shares underlying Warrants for YA and 7,350,010 common shares underlying Tranche A Debentures and 1,050,703 common shares underlying Warrants for Riverfort. In the event that we have not registered enough common shares underlying the Tranche A Debentures and Warrants on behalf of the selling shareholders, we may be required to file another registration statement.

(5)       Includes common shares underlying the Tranche A Debentures and Warrants that may beneficially owned by the selling shareholders that are covered by this prospectus. Notwithstanding the forgoing, each of YA and Riverfort have contractual restrictions which will prevent conversion of the Tranche A Debentures and exercise of the Warrants if such conversion or exercise would result in beneficial ownership greater than 4.9%, subject to waiver upon notice.

(6)       Assumes that the total number of our issued and outstanding common shares remains unchanged at 197,462,832 prior to the issuance of the common shares underlying the Tranche A Debentures and Warrants. The forgoing percentages are subject to beneficial ownership limitations of 4.9% which would prevent conversion of the Tranche A Debentures and Warrants, subject to any waiver upon notice. Without the 4.9% limitation, YA would beneficially owned 7.3% of the common shares outstanding.

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(7)       Assumes that the selling shareholder sells all of the common shares underlying the Convertible Debentures and Warrants offered pursuant to this prospectus.

DESCRIPTION OF SECURITIES

Common Shares

Our Articles authorizes the issuance of an unlimited number of common shares, without par value. As of August 1, 2020, we had 197,462,832 common shares outstanding.

The description below of our capital shares is a summary and is qualified in its entirety by reference to our Articles of Incorporation (“Articles”). For a complete description, you should refer to our Articles a copy of which is on file with the SEC.

Our Articles authorizes the issuance of an unlimited number of common shares, without par value.

Each holder of common shares is entitled to one vote for each share on all matters submitted to a vote of the shareholders, except matters that relate only to one or more of the series of preferred share, and each holder does not have cumulative voting rights. Accordingly, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common shares are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding preferred shares.

Holders of common shares have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common share. All outstanding common shares are, and the common shares offered by the selling shareholders in this offering, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred share which we may designate in the future.

Debentures

On July 22, 2020, we entered into the Securities Purchase Agreement with two Debenture Holders to issue up to $14.0 million in Convertible Debentures consisting of $7.0 million in Tranche A Debentures and up to $7.0 million in Tranche B Debentures.

Tranche A Convertible Debentures

Each of the Tranche A Debentures bears no interest and has a maturity date of eighteen months, provided that in case of an event of default, the Tranche A Debentures may become immediately due and payable. The initial closing of the first Tranche A Debenture occurred on July 27, 2020, which is the date issued a Tranche A Debenture for $4.0 million. The second closing of the Tranche A Debentures in the aggregate amount of $2.0 million will occur promptly after the filing of a Registration Statement with the SEC registering the resale of the Conversion Shares and Warrants Shares by the Debenture Holders. The third closing of the Tranche A Debentures in an aggregate amount of $1.0 million will occur promptly after the date the Registration Statement is declared effective by the SEC.

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The Debenture Holders may convert a Tranche A Debenture in their sole discretion at any time on or prior to pay off at the lower of the Tranche A Fixed Conversion Price which is the 20-day VWAP as calculated immediately prior to the closing for each respective Tranche A Debenture or 93% of the average of the two lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date; provided, however, the conversion price may not be less than $0.20. The Debenture Holder may not convert any portion of a Tranche A Debentures or exercise the Warrant if such conversion or exercise would result in the holder beneficially owning more than 4.99% of our then issued and common shares, provided that such limitation may be waived by the holder with 65 days’ notice. If at the maturity date of the Tranche A Debenture there is at least 20% outstanding principal balance, the Company may elect to extend the Tranche A Debenture maturity date for an additional six months. We have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Tranche A Debenture provided the current stock price of our common shares at the time of the delivery of the redemption notice is less than the applicable Tranche A Fixed Conversion Price.

Tranche B Convertible Debentures

The Tranche B Debentures may be issued in four increments, the first closing (the “First Tranche B Closing”) in the amount of $2.0 million to occur no earlier than 60 days, but no later than 90 days after the closing of the last Tranche A Debenture; the second closing (the “Second Tranche B Closing”) in the amount of $2.0 million to occur no earlier than 30 days, but no later than 60 days after the First Tranche B closing; the third closing (the “Third Tranche B Closing”) in the amount of $2.0 million to occur no earlier than 30 days, but no later than 60 days after the Second Tranche B closing; and the fourth closing (the “Fourth Tranche B Closing”) in the amount of $1.0 million to occur no earlier than 30 days, but no later than 60 days after the Third Tranche B Closing; provided, however, for each First through Fourth Tranche B Closing, the Company must, as of each respective closing date, (i) have a market capitalization of at least $100.0 million; (ii) achieve production of 250 ounces of gold during the preceding 30 days prior to the First Tranche B Closing; (iii) the total number of common shares that has been issued and may be issued as Conversion Shares or Warrants Shares does not exceed 19.9% of the Company’s common shares outstanding as of the date of the Securities Purchase Agreement; and (iv) the Company shall have less than $20.0 million of total debt outstanding, excluding the debt outstanding pursuant to the Tranche A Debentures, but including any Tranche B Debentures outstanding and to be issued in the Tranche B Debenture closing.

Each Tranche B Debenture bears interest at 8.75% and has a maturity date of eighteen months, which may be extended for an additional six months as discussed below. Each Tranche B Debenture may be converted into Conversion Shares at any time at the election of the Tranche B Debenture Holder at the Tranche B fixed conversion price which is equal to the 20-day VWAP immediately preceding the closing of the applicable Tranche B Debenture times 130% (the “Tranche B Fixed Conversion Price”). During months 1 through 5, interest payments only may be paid by the Company. During months 6 through 17, monthly principal payments equal to 75% of the principal amount in the aggregate, plus accrued interest may be paid by the Company. Finally, at maturity, the balance due of 25% of the principal amount plus accrued interest is due; which such last payment may be extended for an additional six months for an additional 6% fee on such balance due, of which the aggregate amount of the principal due, interest accrued thereon and 6% fee will be amortized over the additional six-month extension. The Company may elect to allow the Debenture Holders to convert the interest due, principal and interest payment and balance due in which case the Debenture Holders may convert such principal and interest into Conversion Shares at the lower of the Tranche B Fixed Conversion Price and 93% of the average of the two lowest daily VWAP during the 10 consecutive trading days immediately preceding the conversion date, but in no case lower than $0.20 per common share.

Under the Securities Purchase Agreement, the Company has also agreed that provided at least $2.0 million Tranche B Debentures are outstanding, it will not, without the Debenture Holders’ approval, allow debt, including accounts payable and Tranche B Debentures, but excluding Tranche A Debentures, exceed $25.0 million. Further, in the event that the Company obtains financing secured by its assets, excluding lease financing or working capital financing secured by inventory, the Company will provide to the Debenture Holders the same type of security, pari passu.

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Warrants

In addition, in connection with the Securities Purchase Agreement, we agreed to issue to the Debenture Holders three-year warrants to purchase 3,002,037 common shares at an exercise price of $1.2125 per common share. The Warrants are subject to customary adjustment in the event of a share split, share consolidation or recapitalization.

Comparison of Alberta and Delaware Corporate Law

Comparison of Shareholder Rights

The Company is a corporation governed by the Business Corporations Act (Alberta) (“BCA”). The BCA differs in some material respects from the laws generally applicable to Delaware corporations under the Delaware General Corporation Law (the “DGCL”). This discussion is for illustration purposes only. Below is a summary of certain of those material differences. This summary is qualified in its entirety by reference to the DGCL, the BCA, and the Company’s articles.

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	Delaware	Business Corporations Act (Alberta)
Stockholder/ Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

However, generally under the DGCL, stockholder approval is not required if the number of shares of common stock, including securities convertible into common stock, of a corporation issued in a merger does not exceed 20% of its stock outstanding immediately prior to the effective date of the merger. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCA.

Under the BCA and the Company’s articles, certain alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the property of the company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings, or (ii) passed, after being submitted to all of the shareholders holding shares that carry the right to vote at general meetings, by being consented to in writing all of the shareholders entitled to vote on the resolution.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders voting shares that carry the right to vote at general meetings who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Holders of multiple voting shares and subordinate voting shares vote together at all meetings of shareholders except meetings at which only holders of a particular class are entitled to vote.

Under the BCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a separate special resolution of the holders of the class or series of shares being affected.

Arrangements are permitted under the BCA. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is customary for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCA does not contain a provision comparable to Section 251(h) of the DGCL.

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Delaware	Business Corporations Act (Alberta)
Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The BCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

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Delaware	Business Corporations Act (Alberta)
Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The BCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the corporation resolves to (i) alter its articles to alter the restrictions on the powers of the corporation or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its property; or (v) continue the corporation into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Stockholder/ Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Although it is not customary for public companies to do so, under the BCA, shareholder action without a meeting may be taken by a consent resolution of shareholders signed by all of the shareholders entitled to vote on that resolution. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.	Under the BCA, a special meeting of shareholders may be called by the board of directors.

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Delaware	Business Corporations Act (Alberta)
Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the BCA, unless its charter or an enactment provides otherwise, a corporation may pay a dividend in money or other property (including by issuing shares by way of dividend) unless there are reasonable grounds for believing that the corporation is insolvent, or the payment of the dividend would render the corporation insolvent.

The BCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). The Company is permitted, under its articles, to acquire any of its shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of its board of directors.

Under the BCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a corporation may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

Vacancies on Board of Director	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCA and the Company’s articles, a vacancy among the directors may be filled by a quorum of directors, except in the case of a vacancy resulting from an increase in the number of directors or from a failure to elect the minimum number of directors required by the Company’s articles.

If there is not a quorum of directors, or if there has been a failure to elect the minimum number of directors required by the Company’s articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

Under the BCA and if permitted by a corporation’s articles, directors of the corporation may, between annual general meetings, appoint one or more additional directors to serve until the next annual general meeting, but the number of directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the corporation.

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Delaware	Business Corporations Act (Alberta)
Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.  If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.

The BCA provides for the removal of a director by ordinary resolution passed at a special meeting of the shareholders. All directors are eligible for re-election or re-appointment.
Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Under the BCA, directors and shareholders, including their agents and legal representatives, may, without charge, inspect certain of the records of a corporation.

Public corporations, upon payment of a reasonable fee, must provide any requesting person with certain information regarding the identity and holdings of its shareholders.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

The BCA provides that substantive changes to a corporation’s articles (such as a change in the corporation’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) may be made only by special resolution of the shareholders of the corporation.

The BCA permits the directors to make amendments to any of a corporation’s bylaws that regulate the business or affairs of the corporation by resolution. Any such amendment is required to be submitted to the shareholders at the next shareholder meeting to be confirmed, rejected or amended by ordinary resolution.

Our articles provide that certain changes to the Company’s share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of ordinary resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCA requires that holders of such class or series of shares must approve the alteration by a sperate special resolution of those shareholders.

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Delaware	Business Corporations Act (Alberta)
Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCA, a corporation may indemnify: (i) a current or former director or officer of that corporation; or (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the corporation, or if such individual held such office at the corporation’s request against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such corporation or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A corporation cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a corporation must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the corporation or an associated corporation, except where the indemnifiable person was substantially successful on the merits in their defense of the proceedings and would otherwise be entitled to indemnification. A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding, but if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding.

As permitted by the BCA, the Company’s articles require it to indemnify its directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit the Company to indemnify any person to the extent permitted by the BCA.

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Delaware	Business Corporations Act (Alberta)
Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the director’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval a stock repurchase.

Under the BCA, a director or officer of a corporation must (i) act honestly and in good faith with a view to the best interests of the corporation; (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; (iii) act in accordance with the BCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles and bylaws of the corporation. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCA.

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Delaware	Business Corporations Act (Alberta)
Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Under the Company’s articles, the preferred shares may be issued in one or more series. Accordingly, the Company’s board of directors is authorized, without shareholder approval, but subject to the provisions of the BCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as the Company’s board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the subordinate voting shares and multiple voting shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of the Company and might adversely affect the market price of the Company’s subordinate voting shares and the voting and other rights of the holders of subordinate voting shares. Under the BCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

In addition, the BCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition of common shares pursuant to the offering and the ownership and disposition of the common shares. This summary applies only to U.S. Holders who hold common shares as capital assets (generally, property held for investment) and who acquire common shares at their original issuance pursuant to the offering, and does not apply to any subsequent U.S. Holder of a common share.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the ownership and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. Medicare contribution, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership or disposition of common shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership, or disposition of common shares.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

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U.S. Holders. For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares that is for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the U.S.;
•	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	A trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders. For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of common shares that is not a partnership (or other “pass-through” entity) for U.S. federal income tax purposes and is not a U.S. Holder. This summary does not address the U.S. federal income tax considerations applicable to non-U.S. Holders arising from the acquisition, ownership or disposition of common shares.

Accordingly, a non-U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the purchase of the common shares pursuant to the offering and the acquisition, ownership or disposition of common shares.

Transactions Not Addressed. This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, any purchase of the securities (whether or not any such transactions are undertaken in connection with the purchase of the securities), other than the U.S. federal income tax considerations to U.S. Holders of the acquisition of common shares and the ownership and disposition of such common shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership, or disposition of common shares by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power or value, of the outstanding stock of the Company; and (i) U.S. Holders subject to Section 451(b) of the Code. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold common shares in connection with carrying on a business in Canada; (d) persons whose common shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership, or disposition of common shares.

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If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such partnership and the partners (or other owners) of such partnership of the acquisition, ownership, or disposition of the common shares generally will depend on the activities of the partnership and the status of such partners (or other owners). This summary does not address the U.S. federal income tax consequences for any such partner or partnership (or other “pass-through” entity or its owners). Owners of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership, or disposition of common shares.

Distributions on Common Shares

As stated above, we have never paid a dividend and have no intention of paying a dividend. Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to Common Shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, the Company may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the common shares will be reported to them as a dividend. Dividends received on the common shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations. If the Company is eligible for the benefits of the Canada-U.S. Tax Convention, or another qualifying income tax treaty with the United States that includes an exchange of information program which the U.S. Treasury Department has determined is satisfactory for these purposes, or its shares are readily tradable on an established securities market in the U.S., dividends paid by the Company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize a capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the common shares sold or otherwise disposed of. Such capital gain or loss will generally be a long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for the common shares is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. Deductions for capital losses are subject to significant limitations under the Code. A U.S. Holder’s tax basis in common shares generally will be such U.S. Holder’s U.S. dollar cost for such common shares.

PFIC Status of the Company

The Company had no revenues for its taxable year ended August 31, 2019, and has not performed an analysis of whether or not it was or will be deemed a PFIC for its prior and current taxable years. If the Company is or becomes a PFIC, the foregoing description of the U.S. federal income tax consequences to U.S. Holders of the ownership of Common Shares will be different. The U.S. federal income tax consequences of owning and disposing of common shares if the Company is or becomes a PFIC are described below under the heading “Tax Consequences if the Company is a PFIC.”

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A non-U.S. corporation is a PFIC for each tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) (the “income test”) or (ii) 50% or more (by value) of its assets (based on an average of the quarterly values of the assets during such tax year) either produce or are held for the production of passive income (the “asset test”). For purposes of the PFIC provisions, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or other operations or sources, and “passive income” generally includes dividends, interest, certain rents and royalties, certain gains from commodities or securities transactions and the excess of gains over losses from the disposition of certain assets which product passive income. If a non-U.S. corporation owns at least 25% (by value) of the stock of another corporation, the non-U.S. corporation is treated, for purposes of the income test and asset test, as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Under certain attribution and indirect ownership rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of the Company’s common shares are made.

The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. U.S. Holders should consult their own U.S. tax advisors regarding the PFIC status of the Company.

Tax Consequences if the Company is a PFIC

If the Company is a PFIC for any tax year during which a U.S. Holder holds common shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the ownership and disposition of such common shares. If the Company is a PFIC for any tax year during which a U.S. Holder owns common shares, the Company will be treated as a PFIC with respect to such U.S. Holder for that tax year and for all subsequent tax years, regardless of whether the Company meets the income test or the asset test for such subsequent tax years, unless the U.S. Holder makes a “deemed sale” election with respect to the common shares. If the election is made, the U.S. Holder will be deemed to sell the common shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s common shares would not be treated as shares of a PFIC unless the Company subsequently becomes a PFIC. U.S. Holders should consult their own U.S. tax advisors regarding the availability and desirability of a deemed sale election.

Under the default PFIC rules:

•	Any gain realized on the sale or other disposition (including dispositions and certain other events that would not otherwise be treated as taxable events) of common shares (including an indirect disposition of the stock of any Subsidiary PFIC) and any “excess distribution” (defined as a distribution to the extent it (together with all other distributions received in the relevant tax year) exceeds 125% of the average annual distribution received during the shorter of the preceding three years or the U.S. Holder’s holding period for the common shares) received on common shares or with respect to the stock of a Subsidiary PFIC will be allocated ratably to each day of such U.S. Holder’s holding period for the common shares:

•	The amount allocated to the current tax year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year;

•	The amount allocated to each of the other tax years (the “Prior PFIC Years”) will be subject to tax at the highest ordinary income tax rate in effect for the applicable class of taxpayer for that year; and

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•	An interest charge will be imposed with respect to the resulting tax attributable to each Prior PFIC Year.

A U.S. Holder that makes a timely and effective “mark-to-market” election under Section 1296 of the Code (a “Mark-to-Market Election”) or a timely and effective election to treat the Company and each Subsidiary PFIC as a “qualified electing fund” (a “QEF”) under Section 1295 of the Code (a “QEF Election”) may generally mitigate or avoid the default PFIC rules described above with respect to common shares U.S. Holders should be aware that there can be no assurance that the Company has satisfied or will satisfy the recordkeeping requirements that apply to a QEF or that the Company has supplied or will supply U.S. Holders with information such U.S. Holders require to report under the QEF rules in the event that the Company is a PFIC for any tax year.

A timely and effective QEF Election requires a U.S. Holder to include currently in gross income each year its pro rata share of the Company’s ordinary earnings and net capital gains, regardless of whether such earnings and gains are actually distributed. Thus, a U.S. Holder could have a tax liability with respect to such ordinary earnings or gains without a corresponding receipt of cash from the Company. If the Company is a QEF with respect to a U.S. Holder, the U.S. Holder’s basis in the common shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the common shares and will not be taxed again as a distribution to a U.S. Holder. Taxable gains on the disposition of common shares by a U.S. Holder that has made a timely and effective QEF Election are generally capital gains. A U.S. Holder must make a QEF Election for the Company and each Subsidiary PFIC if it wishes to have this treatment. To make a QEF Election, a U.S. Holder will need to have an annual information statement from the Company setting forth the ordinary earnings and net capital gains for the year and the Company may not provide this statement, in which case a QEF Election cannot be made. In general, a U.S. Holder must make a QEF Election on or before the due date for filing its income tax return for the first year to which the QEF Election will apply. Under applicable Treasury Regulations, a U.S. Holder will be permitted to make retroactive elections in particular, but limited, circumstances, including if it had a reasonable belief that the Company was not a PFIC and did not file a protective election. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective QEF Election (including a “pedigreed” QEF election where necessary) for the Company and any Subsidiary PFIC.

Alternatively, a Mark-to-Market Election may be made with respect to “marketable stock” in a PFIC if the stock is “regularly traded” on a “qualified exchange or other market” (within the meaning of the Code and the applicable U.S. Treasury Regulations). A class of stock that is traded on one or more qualified exchanges or other markets is considered to be “regularly traded” for any calendar year during which such class of stock is traded in other than de minimis quantities on at least 15 days during each calendar quarter. If the common shares are considered to be “regularly traded” within this meaning, then a U.S. Holder generally will be eligible to make a Mark-to-Market Election with respect to its common shares. However, there is no assurance that the common shares will be or remain “regularly traded” for this purpose. A Mark-to-Market Election may not be made with respect to the stock of any Subsidiary PFIC. Hence, a Mark-to-Market Election will not be effective to eliminate the application of the default PFIC rules, described above, with respect to deemed dispositions of Subsidiary PFIC stock, or excess distributions with respect to a Subsidiary PFIC.

A U.S. Holder that makes a timely and effective Mark-to-Market Election with respect to common shares generally will be required to recognize as ordinary income in each tax year in which the Company is a PFIC an amount equal to the excess, if any, of the fair market value of such shares as of the close of such taxable year over the U.S. Holder’s adjusted tax basis in such shares as of the close of such taxable year. A U.S. Holder’s adjusted tax basis in the common shares generally will be increased by the amount of ordinary income recognized with respect to such shares. If the U.S. Holder’s adjusted tax basis in the common shares as of the close of a tax year exceeds the fair market value of such shares as of the close of such taxable year, the U.S. Holder generally will recognize an ordinary loss, but only to the extent of net mark-to-market income recognized with respect to such shares for all prior taxable years. A U.S. Holder’s adjusted tax basis in its common shares generally will be decreased by the amount of ordinary loss recognized with respect to such shares. Any gain recognized upon a disposition of the common shares generally will be treated as ordinary income, and any loss recognized upon a disposition generally will be treated as an ordinary loss to the extent of net mark-to-market income recognized for all prior taxable years. Any loss recognized in excess thereof will be taxed as a capital loss. Capital losses are subject to significant limitations under the Code.

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Each U.S. Holder should consult its own tax advisor regarding the availability and desirability of, and procedure for, making a timely and effective Mark-to-Market Election with respect to the common shares.

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the ownership or disposition of common shares may (under certain circumstances) be entitled to receive either a deduction or a credit for such Canadian income tax paid generally at the election of such U.S. Holder. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a non-U.S. corporation should be treated as foreign source for this purpose, and gains recognized on the sale of securities of a non-U.S. corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Special rules apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution, including a constructive distribution, from a PFIC. Subject to such special rules, non-U.S. taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult its own tax advisor regarding their application to the U.S. Holder.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of common shares, or on the sale or other taxable disposition of common shares will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would generally be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency.

Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

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Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on an IRS Form 8621.

Payments made within the U.S. or by a U.S. payor or U.S. middleman of (a) distributions on the common shares, and (b) proceeds arising from the sale or other taxable disposition of common shares generally will be subject to information reporting. In addition, backup withholding, currently at a rate of 24%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

The Effect Of Comprehensive U.S. Tax Reform Legislation On The Company, Whether Adverse Or Favorable, Is Uncertain.

On December 22, 2017, President Trump signed into law H.R. 1, “An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018” (informally titled the “Tax Cuts and Jobs Act”). Among a number of significant changes to the U.S. federal income tax rules, the Tax Cuts and Jobs Act reduces the marginal U.S. corporate income tax rate from 35% to 21%, limits the deduction for net interest expense, shifts the United States toward a more territorial tax system, and imposes new taxes to combat erosion of the U.S. federal income tax base. The effect of the Tax Cuts and Jobs Act on the Company and its subsidiaries, whether adverse or favorable, is uncertain, and may not become evident for some period of time. Each U.S. Holder is urged to consult its own tax adviser regarding the implications of the Tax Cuts and Jobs Act of holding of our common shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP, EXERCISE OR DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

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PLAN OF DISTRIBUTION

The common shares held by the selling shareholder may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling shareholder’s common shares offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	transactions involving cross or block trades;
•	a purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	in privately negotiated transactions;
•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;
•	“at the market” into an existing market for the common shares;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the selling shareholder may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling shareholder may also sell the common shares under Rule 144 promulgated under the Securities Act, if available, or any other exemption available under the Securities Act rather than under this prospectus. In addition, the selling shareholder may transfer the common shares by other means not described in this prospectus.

The selling shareholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling shareholder will attempt to sell common shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling shareholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, it.

Brokers, dealers or agents participating in the distribution of the shares held by the selling shareholder as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common shares for whom the broker-dealers may act as agent.  The selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling shareholder acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of common shares by the selling shareholder. If we are notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common shares, if required, we will file a supplement to this prospectus.

We may suspend the sale of shares by the selling shareholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

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If the selling shareholder use this prospectus for any sale of the common shares, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common shares and activities of the selling shareholder.

We have advised the selling shareholder that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F, as amended, for the fiscal year ended August 31, 2019 and in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since August 31, 2019.

LISTING

Our common shares are listed on NYSE American and Toronto Stock Exchange under the symbols “TRX” and “TXN”.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common shares is Odyssey Trust Company, Stock Exchange Tower 350, 300 5th Avenue SW, Calgary, Alberta Canada T2P 3C4; 888-290-1175.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Miller Thomson LLP, Vancouver, Canada and Lewis Brisbois Bisgaard & Smith, LLP San Francisco, California with respect to matters of United States law.

EXPERTS

The consolidated financial statements of the Company appearing in its Annual Report on Form 20-F for the fiscal year ended August 31, 2019 as filed with the SEC on December 2, 2019, as amended on August 11, 2020, have been audited by Dale Matheson Car-Hilton LaBonte LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information relating to the Company’s mineral properties in this prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Crundwell Metallurgy (Crundwell) and Virimai Projects (Virimai) and this information has been included in reliance on such companies’ expertise.

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ENFORCEABILITY OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of Alberta, Canada, that many of our officers and directors are residents of countries other than the United States, that some of the experts named in this prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our common shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons. In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Registration Statement of common shares pursuant to Section 12(b) of the Securities Exchange Act of 1934 on Form 8-A;

•	Our Annual Report on Form 20-F for the fiscal year ended August 31, 2019, filed with the SEC on December 2, 2019, as amended on August 11, 2020;

•	Exhibits 99.1 and 99.2 to our Form 6-K for November 30, 2019 filed with the SEC on January 15, 2020, containing our Condensed Consolidated Interim Financial Statements for the three months ended November 30, 2019 and 2018 and Management Discussion and Analysis;

•	Exhibits 99.1 and 99.2 to our Form 6-K for February 29, 2020 filed with the SEC on April 15, 2020, containing our Condensed Consolidated Interim Financial Statements for the six months ended February 29, 2020 and 2019 and Management Discussion and Analysis;

•	Exhibit 99.2 to our Form 6-K for June 2020 filed with the SEC on June 16, 2020, regarding National Instrument 43-101 Independent Technical Report - Updated Mineral Resource Estimate for the Buckreef Gold Mine Project, Tanzania, East Africa.

•	Exhibits 99.1 and 99.2 to our Form 6-K for May 31, 2020 filed with the SEC on July 16, 2020, containing our Condensed Consolidated Interim Financial Statements for the nine months ended May 31, 2020 and 2019 and Management Discussion and Analysis; as amended on August 11, 2020;

•	Exhibits 99.1 and 99.2 to our Form 6-K for January 2020 filed with the SEC on July 23, 2020, containing our Notice of Meeting and Management Information Circular related to our Annual General and Special Meeting to be held on February 27, 2020; and

•	Exhibits 10.1 through 10.6 to our Form 6-K for July 2020 filed with the SEC on July 23, 2020, regarding entering into the Securities Purchase Agreement with the Debenture Holders.

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All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Each person, including any beneficial owner to whom this prospectus is delivered, may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Corporate Secretary

Tanzanian Gold Corporation

#202, 5226 Larch Street

Vancouver, British Columbia

Canada V6M 4E1

Telephone number is (844) 364-1830

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we refer in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We also maintain a website at www.tangoldcorp.com, through which you can access our SEC filings. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification

Under the Business Corporations Act (Alberta), the Company may indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer or a body corporate of which the Company is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is involved because of that association with the Company or other entity, and the Company may advance moneys to such an individual for the costs, charges and expenses of such a proceeding. The Company may not indemnify such an individual, unless the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. In addition, the individual must repay any moneys advanced by the Company if the individual has not fulfilled the conditions set out in the preceding sentence. Such indemnification or advance of moneys may be made in connection with a derivative action only with court approval. Such an individual is entitled to indemnification from the Company as a matter of right if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and the individual fulfilled the conditions set forth above.

In accordance with and subject to the Business Corporations Act (Alberta), the by-laws of the Company provide that the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer, or a body corporate of which the Company is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or other entity if he acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which he acted as a director or officer at the Company’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Company shall also indemnify such person in such other circumstances as the Business Corporations Act (Alberta) permits or requires.

The Company maintains a directors’ & officers’ insurance policy for the benefit of the directors and officers of the Company and its subsidiaries against liability incurred by them in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 9. Exhibits and Financial Statement Schedules

(a)          Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description
5.1	Opinion re Legality Miller Thomson LLP*
23.1	Consent of Miller Thomson LLP (contained in Exhibit 5.1)*
23.2	Consent of Dale Matheson Carr-Hilton Labonte LLP*
23.3	Consent of Virimai Projects (Virimai)*
23.4	Consent of Crundwell Metallurgy (Crundwell)*
24.1	Power of Attorney is contained on Signature Page*

*Filed Herewith

Item 10. Undertakings

(a)                 The undersigned Registrant hereby undertakes:

(1)                To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)              To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A)               Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)                To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)                That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                  If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A)               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)                That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)                  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)              The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 20th day of August, 2020.

TANZANIAN ROYALTY EXPLORATION CORPORATION

By:	/s/ James E. Sinclair
James E. Sinclair Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, James E. Sinclair and Rosalind Morrow, and each them severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, that are related to the offering covered by this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ James E. Sinclair	August 20, 2020
James E. Sinclair, Executive Chairman and Director (Principal Executive Officer)
/s/ Dr. Norman Betts	August 20, 2020
Dr. Norman Betts, Director

/s/ Dr. William Harvey	August 20, 2020
Dr. William Harvey, Director

/s/ Rosalind Morrow	August 20, 2020
Rosalind Morrow, Director

/s/ Ulrich E. Rath	August 20, 2020
Ulrich E. Rath, Director

/s/ Marco Guidi	August 20, 2020
Marco Guidi, Chief Financial Officer (Principal Financial and Accounting Officer)